SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐      Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒      Definitive Proxy Statement

☐      Definitive Additional Materials

☐      Soliciting Material Under Rule 14a-12

OVERHILL FARMS, INC.
(Name Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Overhill Farms, Inc.
2727 East Vernon Avenue
Vernon, California  90058

Dear Stockholders:

You are cordially invited to attend the 2011 annual meeting of stockholders of Overhill Farms, Inc. that will be held on May 25, 2011 at 9:00 a.m. Pacific time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058.  All holders of our outstanding common stock as of the close of business on April 14, 2011 are entitled to vote at the meeting.

Enclosed are a copy of the notice of meeting of stockholders, a proxy statement, a proxy card and our latest annual report on Form 10-K.  A report on publicly disclosed information regarding our business operations will be presented at the meeting, and stockholders will have an opportunity to ask questions.

We hope you will be able to attend the meeting.  Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the meeting.

Please note that due to NYSE Amex rule changes that became effective January 1, 2010, brokers no longer have discretionary authority to vote shares held in their clients’ accounts in the election of directors.  Therefore, if you hold shares of our common stock in a brokerage account, you will need to provide your broker with voting instructions or else your broker will not be able to vote your shares for the election of our directors.  If we are unable to obtain enough votes to secure a quorum, we may incur additional expenses and delays in conducting the annual meeting.

                                                 Sincerely,

                                                 /S/ James Rudis

                                                 James Rudis
                                                 Chairman, President and Chief Executive Officer

Overhill Farms, Inc.
2727 East Vernon Avenue
Vernon, California  90058
__________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 25, 2011

NOTICE IS HEREBY GIVEN that the 2011 annual meeting of stockholders of Overhill Farms, Inc. will be held on May 25, 2011 at 9:00 a.m. Pacific time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058, for the following purposes:

(1)	to elect five nominees to our board of directors, as described in proposal 1;

(2)	to ratify the selection of our independent registered public accountants to audit our financial statements for our fiscal year 2011, as described in proposal 2; and

(3)	to transact such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

Our board of directors has fixed the close of business on April 14, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee and who wish to vote in person at the meeting should bring with them a legal proxy.

Accompanying this notice are a proxy card, a proxy statement and copy of our latest annual report. PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting.

                                             By Order of the Board of Directors,

                                             /S/ Robert A. Olivarez

                                             Secretary
Vernon, California
April 14, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 25, 2011

The proxy statement and a copy of our latest annual report are available in the “Investor Relations” section of our website at www.overhillfarms.com.  Information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the Securities and Exchange Commission (“Commission”).

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the 2011 annual meeting of stockholders.  If you need directions to be able to attend the meeting, you may call our Investor Relations department at (323) 582-9977.  However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed proxy card in the envelope provided. Returning a signed proxy card will not prevent you from voting in person at the meeting, if you so desire, but will help us to secure a quorum and reduce or eliminate the expense of additional proxy solicitation.

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Overhill Farms, Inc.
2727 East Vernon Avenue
Vernon, California  90058
_______________________

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

to be held on May 25, 2011
_______________________

INTRODUCTION

Date, Time, Place, Purpose

This proxy statement is being furnished to holders of common stock of Overhill Farms, Inc., a Nevada corporation, in connection with the solicitation of proxies by our board of directors for use at the 2011 annual meeting of our stockholders, or at any adjournments and postponements of that meeting.  This proxy statement and accompanying proxy card are first being sent or given to our stockholders on or about April 23, 2011.

Our 2011 annual meeting of stockholders will be held on May 25, 2011 at 9:00 a.m. Pacific time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058.  At the annual meeting, you will be asked to consider and vote upon the proposals described in this proxy statement and the accompanying notice of meeting and such other matters as may properly come before the meeting.

Voting Rights and Votes Required for Approval

We have one class of capital stock outstanding, common stock.  Only holders of record of our common stock at the close of business on April 14, 2011, which date has been set as the record date, are entitled to notice of and to vote at the meeting.

As of the close of business on the record date, there were 15,823,271 shares of our common stock outstanding and entitled to vote at the meeting.  Each holder of record of our common stock on the record date is entitled to cast one vote per share for each director nominee to be elected and for each other proposal.  Directors will be elected by a plurality of the votes cast assuming a quorum is present.  Proposal 2 and, unless otherwise required by law, any other proposal to be voted upon at the meeting, will be deemed approved by our stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

Solicitation of Proxies

The proxy card accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us.  All proxies that are properly and timely executed and returned and that are not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, “FOR ALL NOMINEES” and “FOR” the other proposal described on the proxy card.

A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting, by:

•	delivering to our Secretary (by any written means, including facsimile), a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering to our Secretary (by any written means, including facsimile) a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

•
attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy, and a stockholder whose shares are held in the name of a broker or other nominee must present a legal proxy in order to vote at the meeting).

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Our board of directors does not presently intend to bring any business before the meeting of our stockholders other than the proposals referred to in this proxy statement and specified in the notice of meeting. So far as is known to our board of directors, no other matters are to be brought before the meeting. As to any business that may properly come before the meeting, however, management intends to vote shares represented by proxies held by management in accordance with the judgment of the persons voting the shares.

We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares of our common stock and will reimburse them for their expenses in so doing. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the right to do so if we believe it is necessary to secure a quorum.

Quorum and Tabulation of Votes

The required quorum for the transaction of business at the 2011 annual meeting of stockholders is a majority of the shares of our common stock issued and outstanding and entitled to vote at the meeting. Votes cast at the meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting.

Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which: (i) the brokers or nominees do not have discretionary voting power under applicable rules or the instrument under which they serve in such capacity and instructions have not been received from the beneficial owners or persons entitled to vote; or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

Please note that due to NYSE Amex rule changes that became effective January 1, 2010, brokers no longer have discretionary authority to vote shares held in their clients’ accounts in the election of directors.  Therefore, if you hold shares of our common stock in a brokerage account, you will need to provide your broker with voting instructions or else your broker will not be able to vote your shares for the election of our directors.  If we are unable to obtain enough votes to secure a quorum, we may incur additional expenses and delays in conducting the annual meeting.

Recommendation of Our Board of Directors

Our board of directors recommends that our stockholders vote “FOR ALL NOMINEES” and “FOR” the other proposal described in this proxy statement and the accompanying notice of meeting.

THE PROPOSALS TO BE VOTED UPON AT THE MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

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PROPOSAL 1
ELECTION OF DIRECTORS

Our bylaws provide that our board of directors shall consist of not less than three nor more than ten directors, with the exact number of directors that constitutes our board of directors to be set exclusively by a resolution of our board of directors. The number of directors on our board of directors currently is set at five, and there are no vacancies on our board of directors.

Our board of directors proposes that our stockholders elect the following five nominees to our board of directors: James Rudis, Harold Estes, Geoffrey A. Gerard, Alexander Auerbach and Alexander Rodetis, Jr. Each of these nominees is, at present, a member of our board of directors. Biographical information on the nominees to our board of directors is set forth below under the heading “Directors, Director Nominees and Executive Officers.”

Proxies held by management will be voted in favor of the election of these five nominees unless the stockholder giving a proxy indicates that the proxy shall not be voted for any or all of them. If for any reason any of the five nominees should, prior to the annual meeting, become unavailable for election as a director (an event not now anticipated) the proxies held by management may be voted for a substitute nominee, if any, as recommended by our board of directors.

Directors, Director Nominees and Executive Officers

Below is information regarding our executive officers, directors and director nominees as of April 14, 2011:

Name	Age	Positions Held	Director Since
James Rudis	61	Chairman of the Board, President, Chief Executive Officer and Director	1995
Tracy E. Quinn	56	Interim Chief Financial Officer	-
Robert A. Olivarez	32	Vice President-Finance and Secretary	-
Harold Estes(1)	71	Director	2002
Geoffrey A. Gerard(1)(2)(3)	66	Director	2002
Alexander Auerbach(2)(3)	67	Director	2004
Alexander Rodetis, Jr.(1)	68	Director	2004
____________

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)   Member of nominating and governance committee.

The following information regarding the principal occupations and other employment of our directors and executive officers during the past five years and their directorships in certain companies is as reported to us by each of them.

    James Rudis was elected to our board of directors in April 1995 and has served as our President and Chief Executive Officer since June 1997. He also served as a director of TreeCon Resources, Inc. (our former parent company) from December 1992 to December 2003, and until December 2003 served as president of TreeCon Resources since July 1997 and chairman and chief executive officer of TreeCon Resources since February 1998.  He served as executive vice president of TreeCon Resources from March 1994 until July 1997.  Prior to his employment with us and with TreeCon Resources, Mr. Rudis was president of Quorum Corporation, a private consulting firm involved in acquisitions and market development.  From 1970 until 1984, he held various executive positions in CIT Financial Corporation, including vice president and regional manager of that company’s commercial finance division.

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    Mr. Rudis’ experience as our President and Chief Executive Officer gives him unique insights into our challenges, opportunities and operations.  He contributes to our board his strategic vision for growth, business strategy and strategic planning skills and marketing acumen.  In addition, Mr. Rudis’ prior experience sitting on the boards of other publicly-traded companies and exposure to different industries provide our board with insights regarding governance, finance, compensation, and other key matters.

    Tracy E. Quinn has served as our Interim Chief Financial Officer since September 2007.  Ms. Quinn filled various senior-level finance and operating positions for the H. J. Heinz Company prior to taking early retirement in 2005 after 21 years with that company. At Heinz, she served as corporate controller and chief accounting officer; vice president-finance with one of its U.S. frozen foods divisions; vice president-strategy development at the corporate level; managing director of its U.S. infant foods business unit; and chief financial officer or chief executive officer of various Heinz international operations.

            Robert A. Olivarez has served as our Secretary since May 2010.   Mr. Olivarez has also served as our Vice President-Finance since February 2010.  Prior to becoming Vice President-Finance, Mr. Olivarez was our Manager-Finance from June 2007.  Prior to his employment with us, Mr. Olivarez was in the assurance practice of PricewaterhouseCoopers, LLP in the Los Angeles, California office since 2001.

    Harold Estes was appointed to our board of directors in October 2002.  Mr. Estes is the president of Texas Timberjack, Inc. (“TTI”), a wholly-owned subsidiary of TreeCon Resources.  Mr. Estes was appointed to the board of directors of TreeCon Resources in March 2004. He was previously elected as a director of TreeCon Resources in February 1996 and resigned in April 1997.  TTI is a distributor of industrial and commercial timber and logging equipment and is also engaged in certain related timber and sawmill operations.  Mr. Estes has been president of TTI since 1984, when he acquired TTI from Eaton Corporation.  Mr. Estes previously served as a director of Newton Bancshares, Inc., the parent of First National Bank of Newton (Texas), for approximately ten years until the sale of the bank in October 2001.

    Mr. Estes management, operations and leadership experience as president of TTI as well as his experience on the boards of TreeCon Resources and Newton Bancshares, Inc., provides him with broad experience on manufacturing and business issues facing public companies.

    Geoffrey A. Gerard was elected to our board of directors in February 2002.  Mr. Gerard served as secretary and general counsel of Equivest, Inc. from 1975 to 1977.  Mr. Gerard then served as secretary and general counsel for two privately held oil and gas exploration companies until 1978.  Mr. Gerard has been in the private practice of law in Dallas County, Texas since 1978, specializing in business transactions.  Mr. Gerard received a B.S. in Business-Finance and a J.D. from Indiana University.

    Mr. Gerard’s legal and business experience provides a unique prospective to our board.  Mr. Gerard has been a registered principal through the Financial Industry Regulatory Authority (“FINRA”) for several years and has over 30 years experience as an attorney practicing in Dallas, TX, emphasizing on business organizations and investments.  Mr. Gerard has prepared many private and public securities offering documents, including private-placement memorandums and registration statements for public offerings and has reviewed and analyzed numerous public and private securities offerings for potential investors.

    Alexander Auerbach was appointed to our board of directors in September 2004.  Mr. Auerbach is president of Alexander Auerbach & Co., Inc., a public relations and marketing services firm that he founded in 1986.  Prior to establishing Alexander Auerbach & Co., Inc., Mr. Auerbach served as chief operating officer of two magazine publishing companies.  Earlier in his career, Mr. Auerbach was a senior member of the business and financial news staff of The Los Angeles Times and a financial writer for The Boston Globe.  Mr. Auerbach holds a B.A. from Columbia University and an M.B.A. from the University of California at Los Angeles.

    As president of his own public relations and marketing services firm, Mr. Auerbach advises many national, regional and early-stage companies in a wide range of industries on strategic issues and dealing with institutional and individual investors.  Mr. Auerbach provides our board with broad marketing, account management and customer service experience.

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    Alexander Rodetis, Jr. was appointed to our board of directors in September 2004. Mr. Rodetis is currently president and co-founder of Fairway Financial Services LLC, organized in October 2005, which provides financial and due diligence guidance to bank and non-bank lending institutions as well as to companies seeking solutions to their corporate finance requirements.  In addition, Mr. Rodetis is president of Pegasus Financial Services, L.L.C., which he founded in September 1996 and is currently engaged, on a project basis, to perform loan reviews and credit assessments for the loan portfolio of a community bank located on the East Coast.  Mr. Rodetis has been in the financial services community for over thirty-five years. Mr. Rodetis was the marketing and strategic planning coordinator of the Daley-Hodkin Group from March 2004 to September 2007, a business valuation, asset disposition and consulting organization, and previously held the position of inventory appraisal business head for the Group.  He served as senior vice president of General Motors Acceptance Corporation’s commercial finance division from 2002 to 2003, where he co-founded the special assets group.  From 1998 to 2002, Mr. Rodetis served as executive vice president of the Merchants Bank of New York, where he co-founded the asset-based lending corporation for the bank.  Prior to that, he served as vice president of Fremont Financial Corp. and of National Westminster Bancorp and held various credit and marketing positions at other banking institutions, including The Chase Manhattan Bank and Citibank North America, Inc.  Mr. Rodetis earned a B.S. in Accounting, a B.A. in Business Administration and an M.B.A. in finance from Fairleigh Dickinson University.  He has also completed financial analysis and corporate finance courses at The Harvard School of Business.

Mr. Rodetis has numerous years experience in investments and management as the president and senior lending officer of various financial services companies and provides our board with strong financial and accounting skills.

Term of Office and Family Relationships

Our directors are elected at each annual stockholders’ meeting or at such other times as reasonably determined by our board of directors.  Each of our directors is to hold office until his successor is elected and qualified or until his earlier death, resignation or removal.  Each of our executive officers serves at the discretion of our board of directors.  There are no family relationships among our executive officers, directors and director nominees.

Corporate Governance

Our board of directors believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our stockholders.  Our board of directors has adopted corporate governance guidelines that guide its actions with respect to, among other things, the composition of our board of directors and its decision making processes, board meetings, the involvement of management in the board’s decision making process, the board’s standing committees and procedures for appointing members of the committees, and its performance evaluation for our Chief Executive Officer.

Our board of directors has adopted a code of ethics that applies to all of our directors, officers and employees.  The code of ethics constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and is our “code of conduct” within the meaning of the listing standards of NYSE Amex.  We will provide a copy of our code of ethics to any person without charge, upon written request to Overhill Farms, Inc., Attention:  Investor Relations, 2727 East Vernon Avenue, Vernon, California 90058.

Director Independence

NYSE Amex rules and the charters of our board committees provide that a majority of our board of directors and all members of our audit, compensation and nominating and governance committees of our board of directors will be independent.  On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.  Following completion of these questionnaires, the board of directors, with the assistance of the nominating and governance committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Commission and NYSE Amex and consideration of any other material relationship a director may have with us.

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Our board of directors has determined that each of our non-employee directors, each of whom is also a director nominee, is “independent” as defined in the general board independence standard contained in Section 803A of the NYSE Amex listing standards.  Our board of directors also has determined that each of Messrs. Rodetis, Gerard and Estes are “independent” as defined in Sections 803A and 803B of the NYSE Amex listing standards applicable to audit committee members. In addition, our board of directors has determined that Messrs. Gerard and Auerbach are  “independent” under Section 803A of the NYSE Amex listing standards applicable to compensation committee members and to nominating and governance committee members.

Security Holder Communications with Our Board of Directors

Our board of directors has established a process to receive communications from security holders.  Security holders and other interested parties may contact any member (or all members) of our board of directors, or the independent directors as a group, any committee of our board of directors or any chair of any such committee, by mail or electronically.  To communicate with our board of directors, any individual director or any group or committee of directors, correspondence should be addressed to our board of directors or any such individual director or group or committee of directors by either name or title.  All such correspondence should be sent “c/o Secretary” at 2727 East Vernon Avenue, Vernon, California 90058.  To communicate with any of our directors electronically, security holders should send an e-mail “c/o Secretary,” to info@overhillfarms.com.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors.  Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our board of directors will be forwarded promptly to the addressee.  In the case of communications to our board of directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Board Committees and Meetings

Our business, property and affairs are managed under the direction of our board of directors.  Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.  During fiscal year 2010, our board of directors held four meetings.  During fiscal year 2010, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of our board of directors on which he served.

Members of our board of directors and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during fiscal year 2010.  Additionally, the independent members of our board of directors regularly met in executive session during or after board meetings without the presence of management.

Our board of directors has established standing audit, compensation and nominating and governance committees.  Each committee has a written charter that is reviewed annually and revised as appropriate. The charters of our audit, compensation and nominating and governance committees are available on our website located at www.overhillfarms.com.  Information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the Commission.

Audit Committee

Our audit committee’s principal functions are to monitor our financial reporting process and internal control system, review and appraise the audit efforts of our independent auditors and provide an open avenue of communication among our independent accountants, financial and senior management and our board of directors.  During fiscal year 2010, our audit committee was composed of Messrs. Rodetis, Gerard and Estes, with Mr. Rodetis serving as the committee chairman.  Our board of directors has determined that Mr. Rodetis is an “audit committee financial expert” and that each of Messrs. Rodetis, Gerard and Estes are “independent” as defined in Sections 803A and 803B of the NYSE Amex listing standards.  Our audit committee operates pursuant to a charter approved by our board of directors and audit committee, according to the rules and regulations of the Commission and NYSE Amex.  A copy of the charter of our audit committee is posted in the “Investors” section of our website at www.overhillfarms.com.  Five audit committee meetings were held during fiscal year 2010.  The Audit Committee Report for fiscal year 2010 is included below under the heading “Audit Committee Report.”

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Compensation Committee

Our compensation committee’s primary functions are to administer our stock option and stock plans, approve grants of securities under those plans, review forms of compensation to be provided to our officers and employees, and review and make recommendations to our board of directors regarding all forms of compensation to be provided to our directors.  Our entire board of directors also may perform these functions with respect to our stock option and stock plans.  During fiscal year 2010, our compensation committee was composed of Messrs. Auerbach and Gerard, with Mr. Auerbach serving as the committee chairman. Our board of directors has determined that each of Messrs. Auerbach and Gerard was “independent” under Section 803A of the NYSE Amex listing standards.  Our compensation committee operates pursuant to a charter approved by our board of directors and compensation committee.  A copy of the charter of our compensation committee is posted in the “Investors” section of our website at www.overhillfarms.com.  Our compensation committee held one meeting during fiscal year 2010.

Additional information concerning the compensation policies and objectives established by our compensation committee is included under the heading “Executive Compensation — Compensation Discussion and Analysis” below.  The Compensation Committee Report for fiscal year 2010 is included below under the heading “Compensation Committee Report.”

Nominating and Governance Committee

Our nominating and governance committee selects nominees for our board of directors.  NYSE Amex rules require that director nominees must be either selected, or recommended for the board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of our independent directors.  During fiscal year 2010, the committee was composed of Messrs. Gerard and Auerbach, with Mr. Gerard serving as committee chairman. Our board of directors has determined that each of Messrs. Gerard and Auerbach is “independent” under Section 803A of the NYSE Amex listing standards.

Our nominating and governance committee assists our board of directors with its nominating function and with reviewing and evaluating our compliance with corporate governance requirements as described in the committee’s charter referenced below.  The committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by our stockholders.  Stockholders who desire to recommend candidates for the board for evaluation may do so by contacting us in writing, identifying the potential candidate and providing background information.  Candidates may also come to the attention of the committee through current board members, professional search firms and other persons.  In evaluating potential candidates, the committee will take into account a number of factors, including among others, the following:

•	independence from management;

•	whether the candidate has relevant business experience;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses;

•	corporate governance background;

•	financial and accounting background, to enable the nominating committee to determine whether the candidate would be suitable for audit committee membership; and

•	the size and composition of our board.

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The nominating and governance committee also follows our guidelines and examines, among other things, the following qualifications and skills of director candidates—their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to our affairs, the diversity of backgrounds and experience they will bring to the board, and our needs. The nominating and governance committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities. The nominating and governance committee does not have a formal policy with regard to the consideration of diversity in identifying nominees for Director.

Our nominating and governance committee operates pursuant to a charter approved by our board of directors and nominating and governance committee.  A copy of the charter of our nominating and governance committee is posted in the “Investors” section of our website at www.overhillfarms.com.  Our nominating and governance committee acted by written consent to recommend that our board of directors nominate all of the existing directors as director nominees for re-election to our board of directors at our 2011 annual meeting of stockholders.  No nominating and governance committee meetings were held during fiscal year 2010.

Board Leadership Structure

            Our board of directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight and expertise from outside the company and industry, while our Chief Executive Officer brings company-specific experience and expertise.  Our board of directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our board of directors, which are essential to effective governance.  We do not have a lead director, but our independent directors meet regularly in executive session.

Board Involvement in Risk Oversight

            Our board of directors has an active role, as a whole and also at the committee level, in overseeing management of our risks.  Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each.  Our compensation committee is responsible for overseeing the management of risks relating to our executives compensation plans and arrangements.  Our audit committee oversees management of financial risks.  Our nominating and governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through committee reports about such risks.

Policy With Regard to Board Members’ Attendance at Annual Meetings

It is our policy that our directors are invited and encouraged to attend all of our annual meetings.  At the time of our 2010 annual meeting of stockholders, we had five directors, all of whom were in attendance at the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Commission.  These officers, directors and stockholders are required by Commission regulations to furnish us with copies of all reports that they file.

Based solely upon a review of copies of the reports furnished to us during the fiscal year ended September 26, 2010 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock (“reporting persons”) that no other reports were required, we believe that, during fiscal year 2010, all Section 16(a) filing requirements applicable to our reporting persons were met, except that Geoffrey A. Gerard filed one late Form 4 reporting two transactions.

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Executive Compensation

Compensation Discussion and Analysis

Compensation Governance

Our compensation committee is responsible for reviewing and making recommendations to our board of directors regarding compensation policy for our executive officers and also has the authority to approve grants under our option and stock plans.

Compensation Philosophy and Objectives

Our compensation programs for our executive officers are intended to reflect our performance and the value created for our stockholders.  We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to these individuals.  Our current compensation philosophy is based on three central objectives:

•
To provide an executive compensation structure and system that is both competitive in the marketplace and also internally equitable based upon the weight and level of responsibilities of each executive;

•	To attract, retain and motivate qualified executives within this structure, and reward them for outstanding performance-to-objectives and business results; and

•
To structure our compensation policy so that the compensation of executive officers is dependent in part on the achievement of our current year business plan objectives and dependent in part on the long-term increase in our net worth and the resultant improvement in stockholder value, and to maintain an appropriate balance between short and long-term performance objectives.

Our compensation committee evaluates both performance and compensation to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.  The principal components of compensation for our executives consist of base salary, discretionary bonuses and perquisites and other personal benefits.

From time to time we also offer alternative sources of compensation, such as stock options, to our executive officers. Options provide executive officers with the opportunity to buy and maintain an equity interest in our company and to share in the appreciation of the value of our common stock. In addition, if a participant were to leave prior to the exercise of the participant’s options, the unexercised options would be forfeited after the expiration of the period specified in the options. This makes it more difficult for competitors to recruit key employees away from us. We believe that option grants afford a desirable long-term compensation method because they closely align the interests of our management and other employees with stockholder value and motivate officers to improve our long-term stock performance.  No stock options were granted in fiscal year 2010.

Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted in any year with respect to each of our named executive officers.  It is our policy that, to the extent possible, compensation will be structured so that the federal income tax deduction limitations will not be exceeded.

Executive Compensation for Fiscal Year 2010

Our compensation policy is designed to reward performance.  In measuring our executive officers’ contributions to our company, our compensation committee considers numerous factors, including our growth and financial performance as measured by revenue, gross margin improvement, earnings per share, as well as cashflow targets, among other key performance indicators.  We consider individual experience, responsibilities and tenure when determining base salaries, as well as industry averages for similar positions.  In addition, we analyze qualitative and quantitative factors when awarding incentive compensation, such as the overall performance of our company and the relative contribution of each individual compared to pre-established performance goals.

Our chief executive officer makes recommendations to our compensation committee regarding the salaries, bonus arrangements and option grants, if any, for key employees, including all executive officers.  For executive officers whose bonus awards are based partly on individual performance, our chief executive officer’s evaluation of such performance is provided to and reviewed by our compensation committee.  Our compensation committee does not currently engage any consultant related to executive and/or director compensation matters.

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Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of management’s control.  We do not subscribe to an exact formula for allocating cash and non-cash compensation. However, a significant percentage of total executive compensation is performance-based.  Historically, the majority of the incentives to our executives have been in the form of cash incentives, as we previously had debt restrictions that restricted the number of stock options granted.

For fiscal year 2010, our compensation for named executives consisted of base salary, discretionary bonuses and perquisites.  No stock options or other equity incentives were granted.

Our board of directors, upon recommendation of our compensation committee, has approved bonuses for each executive officer for fiscal year 2010.  The primary criteria used in determining bonuses related to our overall performance, progress on strategic objectives and each individual’s contribution to that performance.

During fiscal year 2010, although our net revenues decreased by $15.4 million, our gross profit as a percentage of net revenues, or gross margin, remained unchanged at 12.2%.  We also strengthened our balance sheet and improved our capital and liquidity positions by decreasing our overall debt by $14.0 million.  As a result, Mr. Rudis received a total bonus of $194,350, Ms. Quinn received a total bonus of $32,350 and Mr. Olivarez received a total bonus of $16,642.  Further information regarding executive bonuses is contained below under the heading “Executive Bonuses.”

Conclusion

Although we have adopted from time to time in the past, and may again in the future adopt, a formal bonus plan involving certain pre-established goals, we did not adopt such a plan for our executives in fiscal years 2010, 2009 and 2008.  Our policy is not to disclose target levels with respect to specific quantitative or qualitative performance-related factors or factors considered to involve confidential business information, because their disclosure would have an adverse effect on us.  The adverse effect would stem from competitive harm that would occur if we were to disclose confidential trade secrets or confidential commercial or financial information or specific customer-related targets and objectives.

Attracting and retaining talented and motivated management and employees is essential in creating long-term stockholder value. Offering a competitive, performance-based compensation program helps to achieve this objective by aligning the interests of executive officers and other key employees with those of stockholders.  We believe that our fiscal year 2010 compensation program met this objective.

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Summary Compensation Table

    The following table sets forth for fiscal years 2010, 2009 and 2008 compensation awarded or paid to Mr. James Rudis, our Chairman, Chief Executive Officer and President, Ms. Tracy E. Quinn, our Interim Chief Financial Officer, Mr. Robert A. Olivarez, our Vice President-Finance and Secretary, for services rendered to us.  Messrs. Rudis and Olivarez and Ms. Quinn are also referred to as “named executive officers.”  Other than as indicated in the table below, none of our executive officers received total compensation in excess of $100,000 for fiscal year 2010.

Name and				All Other
Principal Positions	Year	Salary ($)	Bonus ($)	Compensation ($)		Total ($)

James Rudis,	2010	$439,849	$194,350	$232,715	(1)	$866,914
Chairman, President and	2009	371,178	177,850	227,407		776,435
Chief Executive Officer	2008	352,075	251,900	196,117		800,092

Tracy E. Quinn,	2010	354,462	32,350	72,054	(2)	458,866
Interim Chief Financial	2009	360,000	57,350	80,253		497,603
Officer	2008	358,269	6,900	120,290		485,459

Robert A. Olivarez,	2010	134,808	16,642	—		151,450
Vice President-Finance
and Secretary

(1)	Mr. Rudis received certain perquisites and other personal benefits in fiscal year 2010, which consist of the following:
a.	Premium paid of $17,966 for term life insurance for the benefit of Mr. Rudis’ spouse; and
b.
Mr. Rudis maintains offices in both Vernon, California and New York. $214,749 represents perquisites or other benefits relating to payment of or reimbursement for commuting expenses between New York and California, including $168,369 for airfare, $29,610 for lodging and $16,770 for transportation, meals and other miscellaneous expenses.

(2)	Ms. Quinn received certain perquisites and other personal benefits in fiscal year 2010, which consist of the following:
Ms. Quinn maintains her principal residence in Pennsylvania.  $72,054 represents perquisites or other benefits relating to payment of or reimbursement for commuting expenses between Pennsylvania and California, including $50,473 for airfare, $19,806 for lodging and $1,775 for transportation, meals and other miscellaneous expenses.

Executive Employment Agreements and Arrangements

James Rudis

Mr. Rudis’ previous employment agreement expired on December 31, 2009.  On February 18, 2010, our board of directors approved a new employment agreement for Mr. Rudis.  The new agreement became effective on January 1, 2010 and will expire on December 31, 2011.  After the initial term, the relationship will be at-will and may be terminated by us at any time or by Mr. Rudis upon at least 60 days’ written notice.  Upon termination, Mr. Rudis would be entitled to receive accrued and unpaid base salary, unreimbursed business expenses and accrued but unused vacation and unused sick pay.

Mr. Rudis’ base salary, as of September 26, 2010, was $450,000 per year and we will review his compensation annually and increase it in a percentage not less than that of the annual increase in the cost of living.  The employment agreement contains a covenant by Mr. Rudis not to compete with us during the term of his employment and for a period of one year thereafter.  We have agreed to provide at our expense a $1.0 million life insurance policy on Mr. Rudis’ life, payable to a beneficiary of his choice, and to pay to him up to $800 per month for an automobile lease and to reimburse him for all operating expenses relating to the leased automobile.  In addition, if Mr. Rudis chooses not to participate in our existing group medical insurance plan, we have agreed to reimburse him for health insurance premiums he pays through the term of the employment agreement and any extensions for him and his immediate family, up to the amounts he paid for such coverage immediately prior to the effective date of the employment agreement.  Mr. Rudis is entitled to four weeks vacation time annually and we have agreed to cash out and pay Mr. Rudis for the portion of any vacation time not used by the end of the calendar year in which it was earned or at such a later date as may be specified by Mr. Rudis.

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Mr. Rudis is also entitled to receive a minimum payment of $300,000 (in addition to any other payments our compensation committee may award in its sole discretion) upon:

·	an individual, entity or group becoming the beneficial owner of more than 50% of the total voting power of our total outstanding voting securities on a fully-diluted basis;

·	an individual or entity acquiring substantially all of our assets and business; or

·
a merger, consolidation, reorganization, business combination or acquisition of assets or stock of another entity, other than in a transaction that results in our voting securities outstanding immediately before the transaction continuing to represent at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction.

However, a change in control does not include a financing transaction approved by our board of directors and involving the offering and sale of shares of our capital stock.

The employment agreement also provides that if Mr. Rudis is terminated by reason of his death or disability, he or his estate is entitled to receive:

·	any accrued, unpaid base salary payable in effect on the date of termination

·	any unreimbursed business expenses outstanding as of the date of termination; and

·	any accrued but unused vacation pay as of the date of termination.

If Mr. Rudis voluntarily resigns prior to the end of the term, he will not be entitled to receive any bonus payments.  If we terminate Mr. Rudis without cause, then subject to certain requirements, Mr. Rudis will be entitled to:

·
a severance benefit in the form of continuation of his base salary in effect at the date of termination and payment of COBRA health insurance premiums for the longer of twelve months or the remaining unexpired portion of the initial term of the agreement; and

·	a pro rated bonus payment under the terms of a bonus plan, if any, pursuant to which a bonus has been earned, payable at the time provided in the bonus plan.

    Mr. Rudis was awarded a signing bonus of $50,000 in consideration of his execution of the agreement and is eligible to receive annual bonuses during the employment period as determined in the sole and absolute discretion of our Compensation Committee.

    In addition, Mr. Rudis maintains offices in both Vernon, California and New York.  As of September 26, 2010 we paid $214,749 in perquisites or other benefits relating to payment of or reimbursement for commuting expenses between New York and California.  This includes $168,369 for airfare, $29,610 for lodging and $16,770 for transportation, meals and other miscellaneous expenses.

    Tracy E. Quinn

    Ms. Quinn’s employment arrangement commenced on September 10, 2007.  The initial term of Ms. Quinn’s employment was for 90 days, but is reviewable by us every 30 days, and terminable at-will by either party.   Ms. Quinn receives a monthly base salary of $30,000.  In addition, we have agreed to pay or reimburse Ms. Quinn for all reasonable travel expenses from the Pittsburgh, Pennsylvania area to southern California and all reasonable living expenses while she is conducting business on our behalf in southern California.  As of September 26, 2010, we paid  $72,054 in perquisites or other benefits relating to payment of or reimbursement for commuting expenses between Pennsylvania and California, including $50,473 for airfare, $19,806 for lodging and $1,775 for transportation, meals and other miscellaneous expenses.

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    Robert A. Olivarez

    Mr. Olivarez receives an annual base salary of $140,000.  Our board of directors determines Mr. Olivarez’ discretionary bonus based on performance and his contributions to our success.

Executive Bonuses

Upon recommendation of our compensation committee, our board of directors approved bonuses for fiscal year 2010 for our named executive officers, based upon their contributions to our success during fiscal year 2010.  The bonuses were paid in fiscal year 2011.

Overall, management and the board believe we have performed well in the midst of a poor economy.  Despite decreased net revenues we continued to pay down our debt and were also able to refinance with more favorable terms.  We were also able to increase investment spending in our plants, which enabled us to achieve certification under the new global Food Safety Management Systems standard FSSC 22000.  This new certification will allow us to better compete for new business opportunities.

For fiscal year 2010, Mr. Rudis served as our Chairman of the board of directors, Chief Executive Officer and President.  As part of the function of all three roles, Mr. Rudis served as the relationship manager to stockholders, lenders and all four of our previously disclosed significant customers.  In addition to setting the long-term strategy for us, Mr. Rudis was responsible for our overall profitability and maintained a close working relationship with all significant parties to help ensure positive results were achieved.

For fiscal year 2010, Ms. Quinn served as our Interim Chief Financial Officer and was responsible for overseeing: all of our accounting practices and policies; Commission and other regulatory interaction and correspondence; the establishment and maintenance of adequate control over financial reporting; and the implementation of new rules and regulations resulting from recently enacted legislation relating to proxy statements, healthcare and financial regulatory reform.  Ms. Quinn is also responsible for directing our financial strategy and forecasts and also overseeing our risk management process.  Under Ms. Quinn’s leadership as Interim Chief Financial Officer, during fiscal year 2010, we were able to reduce our debt by additional voluntary payments of $11.5 million and acquire more favorable terms under a new credit facility.

Mr. Olivarez served as our Vice President-Finance (since February 2010) and Secretary (since May 2010) and was responsible for ensuring that our board of directors and audit committee met regularly in accordance with NYSE Amex standards and also for creating and gathering materials needed for the meetings as well as preparing the minutes for each meeting.  Mr. Olivarez was also responsible for: implementing accounting practices and policies; interaction and correspondence with the Commission and other regulatory agencies; creating and submitting publicly filed documents; establishing and maintaining adequate internal control over financial reporting; and implementing new rules and regulations resulting from recently enacted legislation relating to proxy statements, healthcare and financial regulatory reform.  Mr. Olivarez was also responsible for shareholder interaction and correspondence.

To determine the amounts of the executive bonuses for fiscal year 2010, our compensation committee considered these individual accomplishments and also reviewed some of our more significant financial benchmarks, including but not limited to net revenue growth, gross margin improvement, earnings per share, cash flow and earnings before interest, taxes, depreciation and amortization (“EBITDA”).

For fiscal year 2010, amid a sluggish economic recovery and the loss of $14.3 million in revenues from H. J. Heinz Company, Inc., we were able to remain profitable and not violate any of our debt covenants.  Although our net revenues and gross profit decreased $15.4 million and $1.9 million, respectively, in fiscal year 2010 compared to fiscal year 2009, our gross margin remained unchanged at 12.2%.  For fiscal year 2010, we had earnings per share of $0.48 per basic share and $0.47 per diluted share.  Lastly, our EBITDA for fiscal year 2010 was $17.6 million.  EBITDA for fiscal year 2010, was calculated using the following measurements: net income of $7.6 million; interest expense of $959,000; tax expense of $4.7 million; depreciation and amortization expense of $3.9 million; and amortization expense of debt discount and deferred financing costs of $404,000.

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The $194,350 bonus approved for James Rudis consisted of $187,000 in cash (approximately 42% of his base salary) and a $7,350 401(k) contribution.  The bonus approved for Tracy E. Quinn of $32,350, consisted of $25,000 in cash (approximately 7% of her base salary) and a $7,350 401(k) contribution.  The $16,642 bonus approved for Robert A. Olivarez consisted of $12,500 in cash  (approximately 9% of his base salary) and a $4,142 401(k) contribution, which represented 3% of Mr. Olivarez’ gross W-2 earnings for calendar year 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the number of shares of common stock underlying options held by the named executive officers at September 26, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

James Rudis	300,000	-	$1.60	(1)
	69,136	-	1.47	(2)
	10,288	-	1.50	(2)
	10,288	-	2.00	(2)
	10,288	-	2.50	(2)

Tracy E. Quinn	-	-	-	-

Robert A. Olivarez	-	-	-	-
___________
(1)	Option expiration date is September 30, 2012.

(2)	Option expiration date is February 1, 2015.

Potential Payments Upon Termination or Change in Control

   Executive Employment Agreements and Arrangements.  We have entered into agreements with our named executive officers that provide certain benefits upon the termination of their employment under certain prescribed circumstances.  Those agreements are described above under “Executive Employment Agreements and Arrangements.”

   Calculation of Potential Payments upon Termination or Change of Control. In accordance with the rules of the Commission, the following table presents our estimate of the benefits payable to the named executive officers under their employment agreements or arrangements assuming that their service to us terminated on September 24, 2010, the last business day of fiscal year 2010, under the following circumstances:  (A) a change in control occurred, as defined under Mr. Rudis’ employment agreement; (B) a qualifying termination occurred, which is a termination by Mr. Rudis for “good reason” or by us without “cause” under his employment agreement; or (C) a non-qualifying termination occurred, which is a voluntary resignation by Mr. Rudis for other than “good reason,” by us for “cause,” as defined under Mr. Rudis’ employment agreement, or by us prior to renewal as provided in the executive employment agreements or by us upon Mr. Rudis’ death or disability, or any termination of Ms. Quinn or Mr. Olivarez.

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Name	Trigger	Salary and Bonus		Continuation of Benefits		Total Value (5)
James Rudis	Change in Control	$300,000	(1)	$-		$300,000
	Qualifying Termination	908,129	(2)	30,961	(3)	939,090
	Non-Qualifying Termination	174,933	(4)	-		174,933

Tracy E. Quinn	Change in Control	-		-		-
	Qualifying Termination	-		-		-
	Non-Qualifying Termination	22,722	(4)	-		22,722	(4)

Robert A. Olivarez	Change in Control	-		-		-
	Qualifying Termination	-		-		-
	Non-Qualifying Termination	4,366	(4)	-		4,366	(4)

___________
(1)	Pursuant to Mr. Rudis’ employment agreement, Mr. Rudis is entitled to a $300,000 lump sum change in control payment.

(2)
Includes base salary for the remainder of the term of employment or twelve months, whichever is longer, any bonus earned through the date of termination, accrued but unused vacation and unused sick pay.

(3)	Includes monthly premiums required to maintain his health insurance for the remainder of the term of employment or twelve months, whichever is longer.

(4)	Includes accrued base salary, accrued but unused vacation and unused sick pay.

(5)	Excludes the value to the executive of the continuing right to indemnification and continuing coverage under our directors’ and officers’ liability insurance, if applicable.

Director Compensation

   Non-employee directors are entitled to cash payments of $2,500 per month in consideration for their service on our board of directors.  We may also periodically award stock options to our directors under our existing option and stock plans or otherwise.

           Mr. Rudis was compensated as a full-time employee and officer and received no additional compensation for service as a board member during fiscal year 2010.  Information regarding the compensation awarded to Mr. Rudis is included in the “Summary Compensation Table” above.

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Director Compensation Table

The following table summarizes the compensation of our directors for the year ended September 26, 2010:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Geoffrey A. Gerard	$30,000	$—	$30,000
Alexander Auerbach (3)	30,000	—	30,000
Alexander Rodetis, Jr.	30,000	—	30,000
Harold Estes	30,000	—	30,000
___________
(1)
For a description of annual director fees, see the disclosure above under “Director Compensation.” The value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.

(2)	There were no stock options awarded during fiscal 2010. Outstanding options held by each director as of September 26, 2010 are as follows:
•	Geoffrey A. Gerard – 27,000 options, which are fully vested.
•	Alexander Auerbach – 25,000 options, which are fully vested.
•	Alexander Rodetis, Jr. – 25,000 options, which are fully vested.

(3)
Mr. Auerbach’s firm, Alexander Auerbach & Co. Inc., also provides us with public relations and marketing services, for which we paid $47,000 with respect to fiscal year 2010.  See “Certain Relationships and Related Transactions” below.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2010, our compensation committee was composed of Messrs. Auerbach and Gerard, with Mr. Auerbach serving as the committee chairman.  No director who was a member of our compensation committee during fiscal year 2010 was an officer or employee of ours during fiscal year 2010, was formerly an officer of ours, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended, except that in “Certain Relationships with Related Transactions,” Mr. Auerbach is a stockholder, director and officer of a company that provided us with public relations and marketing services in exchange for fees that constituted more than 5%, or approximately $47,000, for our fiscal year 2010, of that company’s gross revenues for its fiscal year ended January 31, 2010.

During fiscal year 2010, none of our executive officers served as a member of a compensation committee of another entity (or other board committee of such company performing similar functions or, in the absence of any such committee, the entire board of directors of such corporation), one of whose executive officers serves on our compensation committee.  During 2010, none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee.  During fiscal year 2010, none of our executive officers served as a member of our compensation committee of another entity, one of whose executive officers served as a director of our company.

The following Compensation Committee Report is not deemed filed with the Commission.  Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or under the Exchange Act that might incorporate future filings made by us under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the proxy statement for our annual meeting of stockholders.

                                 Respectfully submitted,
                                 Compensation Committee
                         Alexander Auerbach, Chairman
                         Geoffrey A. Gerard

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

As of the close of business on April 14, 2011, the record date for our 2011 annual meeting, a total of 15,823,271 shares of our common stock were outstanding.  The following table sets forth certain information as of that date regarding the beneficial ownership of our common stock by:

•	each of our directors and director nominees;

•	each of the named executive officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission and generally includes voting or investment power with respect to securities.  Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable.  In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options held by that holder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.  Except as indicated below, the address for each named beneficial owner is the same as ours.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Hotchkis and Wiley Capital Management, LLC……	2,721,752	(1)	17.2%
Lord Abbett & Co. LLC………...…………………..	2,626,275	(2)	16.6%
Harold Estes………………………………………...	1,111,565	(3)	7.0%
James Rudis	605,550	(4)	3.7%
Geoffrey A. Gerard	36,500	(5)	*
Alexander Auerbach	35,000	(6)	*
Alexander Rodetis, Jr.	26,700	(7)	*
Tracy E. Quinn	-		-
Robert A. Olivarez	-		-
All directors and executive officers as a group (7 persons)	1,815,315	(8)	11.1%
___________
*	Less than 1.0%.

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(1)
Based upon Schedule 13F-HR filed with the Commission for December 31, 2010. On behalf of its investment advisory clients, the holder has sole voting power over 1,302,400 shares and sole dispositive power over 2,721,752 shares.  The address for the holder is 725 S. Figueroa Street 39th Floor, Los Angeles, California 90017.

(2)
Based upon Schedule 13F-HR filed with the Commission for December 31, 2010.  On behalf of its investment advisory clients, the holder has sole voting power over 2,201,161 shares and sole dispositive power over 2,626,275 shares.  The address for the holder is 90 Hudson Street, Jersey City, New Jersey 07302.

(3)	Mr. Estes’ address is 6004 South US Highway 59, Lufkin, Texas 75901.

(4)	Includes 400,000 shares of common stock underlying options.

(5)	Includes 27,000 shares of common stock underlying options.

(6)	Includes 25,000 shares of common stock underlying options.

(7)	Includes 25,000 shares of common stock underlying options.

(8)	Includes 504,000 shares of common stock underlying options.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 26, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	521,000	(1)	$1.61	139,000	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	521,000		$1.61	139,000

(1)	Represents shares of common stock underlying options granted under our Amended and Restated 2002 Employee Stock Option Plan and Amended and Restated 2005 Stock Plan.

(2)
Represents shares of common stock authorized for issuance under our Amended and Restated 2002 Employee Stock Option Plan, which plan was originally adopted by our board of directors and then majority stockholder on September 25, 2002, to be effective as of October 29, 2002; the plan was further approved by our stockholders at our 2003 annual meeting and was amended and restated by our compensation committee (further stockholder approval was not required) on December 3, 2008.  Also represents shares of common stock authorized for issuance under our Amended and Restated 2005 Stock Plan, which was adopted by our board of directors on February 1, 2005, approved by then majority stockholder on February 24, 2005 and approved by our stockholders at our 2005 annual meeting and was amended and restated by our compensation committee (further stockholder approval was not required) on December 3, 2008.  Our Amended and Restated 2002 Employee Stock Option Plan and Amended and Restated 2005 Stock Plan each provide that if, at any time while that plan is in effect or unexercised options granted under that plan are outstanding, there is an increase or decrease in the number of issued and outstanding shares of our common stock through the declaration of a stock dividend or through a recapitalization that results in a stock split, combination or exchange of shares, then appropriate adjustment shall be made in the maximum number of shares authorized for issuance under that plan so that the same proportion of our issued and outstanding shares of common stock will continue to be subject to being optioned under the plan and appropriate adjustment will be made in the number of shares and the exercise price per share then subject to outstanding options so that the same proportion of our issued and outstanding shares will remain subject to purchase at the same aggregate exercise price.

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Certain Relationships and Related Transactions

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has the responsibility to review and discuss with management and approve material transactions with related parties.  These transactions are governed by our Policies and Procedures for the Approval of Related Party Transactions.  During the review process, the material facts as to the related party’s interest in a transaction are disclosed to all board members.  Under the policies and procedures, the board is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the related party transaction.  A related party transaction is any transaction in which we are a participant and any related party has or will have a direct or indirect interest.  Transactions that are in the ordinary course of business and would not require either disclosure pursuant to Item 404(a) of Regulation S-K or approval of the board would not be deemed a related party transaction.  No director may participate in any discussion or approval of a related party transaction with respect to which he or she is a related party.  Our board intends to approve only those related party transactions that are in our best interests.

Transactions with Related Persons

Other than as described below, there were no transactions or series of transactions to which we were or are a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of our voting stock, or members of the immediate family of any foregoing persons, had or will have a direct or indirect material interest.  The transaction listed below was approved by our board of directors, and the interest of Mr. Auerbach in this matter described below was disclosed to our board of directors before our board of directors approved the matter.

In February 2004, we engaged Alexander Auerbach & Co., Inc. (“AAPR”) to provide us with public relations and marketing services.  AAPR provides public relations, media relations and communications marketing services to support our sales activities.  Alexander Auerbach, who is one of our directors, is a stockholder, director and officer of AAPR.  We paid to AAPR $47,000 for services rendered under this engagement during fiscal year 2010.  These fees totaled more than 5% of AAPR’s gross revenues for its fiscal year ended January 31, 2010. We also paid AAPR $29,000 for services rendered under this agreement from September 26, 2010 through April 14, 2011.

Audit Committee Report

The audit committee of our board of directors reviewed and discussed with the independent registered public accounting firm all matters required by standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and reviewed and discussed our audited financial statements, both with and without management present.  In addition, the audit committee obtained from the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

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Based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for fiscal year 2010, for filing with the Commission. The audit committee also appointed our independent registered public accounting firm.

                             Audit Committee

                             Alexander Rodetis, Jr., Chairman
                             Geoffrey A. Gerard
                             Harold Estes

Principal Accountant Fees and Services

Principal Independent Registered Public Accounting Firm

We anticipate that a representative of Ernst & Young LLP, our principal independent registered public accounting firm for fiscal year 2010 and our current fiscal year, will be present at our 2011 annual stockholders’ meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal years 2010 and 2009:

	2010	2009
Audit Fees	$430,000	$430,000
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

Audit Fees.  Audit fees consist of amounts billed for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, and reviews of our interim financial statements included in our Quarterly Reports on Form 10-Q and our Registration Statement on Form S-3, including amendments thereto.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees.  Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees.  Consists of amounts billed for services other than those noted above.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all auditing services and permitted non-audit services to be performed for us by our independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our audit committee prior to the completion of the audit.  During fiscal year 2010, all services performed by Ernst & Young LLP were pre-approved by our audit committee in accordance with these policies and applicable Commission regulations.

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PROPOSAL 2
Ratification of the Selection of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP to audit our financial statements for fiscal year 2011, and our board of directors has concurred in this selection.  Ernst & Young LLP has been our independent registered public accounting firm since 2002.  Additional information regarding our relationship with our independent registered public accountants is contained in this proxy statement under the headings “Audit Committee Report” and “Principal Accountant Fees and Services.”  We anticipate that a representative of Ernst & Young LLP will be present at our 2011 annual meeting, will have the opportunity to make a statement if they desire to do so at the meeting, and will be available to respond to appropriate questions at the meeting.

Although stockholder approval is not required, our board of directors has directed that this selection be submitted to our stockholders for ratification at our 2011 annual meeting.  If stockholder approval of this proposal is not obtained, our audit committee and board of directors may reconsider our appointment of Ernst & Young LLP as our independent registered public accountants.

Our board of directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2011.

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STOCKHOLDER PROPOSALS

Proposals by stockholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2012 annual stockholders’ meeting should be addressed to our Secretary and may be included in next year’s annual stockholders’ meeting proxy materials if they comply with the advance notice provisions in our charter documents and with the rules and regulations of the Commission governing stockholder proposals.  For all proposals and nominations by stockholders to be timely, regardless of whether the proposals or nominations are intended for inclusion in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices in accordance with our corporate charter documents.

Our amended and restated articles of incorporation provide that nominations of persons for election to our board of directors may be made by any stockholder of our corporation entitled to vote for the election of directors at a meeting if appropriate written notice of the stockholder’s intent to make a nomination is delivered to or mailed and received by our Secretary at our principal executive offices not later than: (1) with respect to an election to be held at an annual stockholders’ meeting, not less than sixty nor more than one hundred twenty days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of that meeting to a later date, or (2) with respect to an election to be held at an annual meeting as to which less than seventy days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made to stockholders or at a special stockholders’ meeting, the close of business on the tenth day following the date on which notice of the meeting is first publicly disclosed or otherwise given to stockholders.  The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in full compliance with this procedure.

Our amended and restated articles of incorporation provide that for all other proposals to be timely, an appropriate stockholder’s notice must be received by us at our principal executive offices not less than sixty nor more than one hundred twenty days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of the meeting to a later date, except that if the annual meeting date is first publicly disclosed less than seventy days’ prior to the meeting, then the proposal notice would be due by the tenth day after public disclosure of the meeting date.  If the presiding officer at the annual meeting determines and declares that a stockholder who wishes to bring business before the annual meeting has failed to comply with this notice procedure, then the business proposed by the stockholder shall not be transacted.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with that act, we file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. From the time our common stock began trading publicly on November 1, 2002, our common stock has been traded on NYSE Amex under the symbol “OFI.”

ANNUAL REPORT

A copy of our annual report on Form 10-K for the fiscal year ended September 26, 2010, as filed with the Commission (exclusive of exhibits), accompanies this proxy statement.  The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy solicitation material.

Additional copies of our annual report (without exhibits) will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Overhill Farms, Inc., Attention: Investor Relations, 2727 Vernon Avenue, Vernon, California 90058, telephone (323) 582-9977.  If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of our public filings, including our annual report, can be found free of charge on the worldwide web at www.sec.gov.

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OTHER MATTERS

Only business brought before the meeting by or at the direction of our board of directors or by any stockholder who complies with the advance notice procedures set forth in our charter documents may be conducted.  As of the date of this proxy statement, our board of directors does not know of any other matter that will be brought before the meeting.  However, if any other matter properly comes before the meeting, or any adjournment or postponement of the meeting, the person or persons voting the proxies will vote on that matter in accordance with their best judgment and discretion.

STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Dated: April 14, 2011

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APPENDIX A

OVERHILL FARMS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 25, 2011

The undersigned hereby appoints James Rudis and Robert A. Olivarez, or either of them individually, as the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated on the reverse side, all shares of common stock of Overhill Farms, Inc. (the “Company”) held of record by the undersigned at the close of business on April 14, 2011, at the 2011 annual meeting of stockholders to be held on May 25, 2011 at 9:00 a.m. Pacific time, at the Company’s principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058 and at any and all adjournments and postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

OVERHILL FARMS, INC.

May 25, 2011

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” AND “FOR” THE OTHER PROPOSAL LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To consider and vote upon a proposal to elect five nominees to the Company’s board of directors, as described in proposal 1:

☐	FOR ALL NOMINEES	NOMINEES:
0 James Rudis
☐	WITHHOLD AUTHORITY	0 Harold Estes
	FOR ALL NOMINEES	0 Geoffrey A. Gerard
0 Alexander Auerbach
☐	FOR ALL EXCEPT	0 Alexander Rodetis, Jr.
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.
To consider and vote upon a proposal to ratify the selection of the Company’s independent registered public accountants to audit the Company’s financial statements for the Company’s fiscal year 2011, as described in proposal 2.

☐	FOR

☐	AGAINST

☐	ABSTAIN

3.	The proxy holder(s) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” and “FOR” the other proposal.  All other proxies previously given by the undersigned in connection with the action proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the meeting in person.

To change the address on your account, please check the box at right and [   ] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:
Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  [   ]